Exhibit 10.10





June 27, 1995



Mr. Creighton Brittell
President
First Commercial Credit Corp.
Capital Center - 5th Floor
99 Pine Street
Albany, New York 12207


Dear Mr. Brittell:

As you are aware, our ongoing discussions to renegotiate the terms of the Claim Participation Agreement dated December 14, 1994 between First Commercial Credit Corp.("FCCC") and Mechanical Technology Incorporated, have not concluded and the extended due date of June 30, 1995 is approaching when the entire amount is due and payable in full.

In order to allow our negotiations to conclude in a mutually, successful manner, we hereby request a ninety day extension of the due date until September 30, 1995.

Please acknowledge FCCC's agreement to this extension by signing the duplicate copy of this letter enclosed herewith where indicated below and returning the executed copy to me.


Sincerely,

/s/ Stephen T. Wilson

Stephen T. Wilson
Chief Financial Officer





Agreed and accepted, this 28th   day of June, 1995.
                         -------
          First Commercial Credit Corp.

          by:  /s/ Creighton Brittell
             ---------------------------